Exhibit 4.1

COMMON STOCK	HKN, INC.	CUSIP 40420K 10 3
PAR VALUE $.01	INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	SEE REVERSE SIDE FOR CERTAIN DEFINITIONS AND REFERENCE TO PROVISION TO DENY PREEMPTIVE RIGHTS

SPECIMEN
This certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

HKN, Inc. (hereinafter referred to as the corporation), transferable upon the books of the corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate, and the shares represented hereby, are issued under and shall be subject to all the provisions of the Certificate of Incorporation of the corporation and of the amendments thereto, copies of which are on file with the Transfer Agent, to all of which the holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

Witness the seal of the corporation and the signatures of its duly authorized officers.

DATED	[SEAL]
/s/ Elmer A. Johnston		/s/ Mikel D. Faulkner
	SECRETARY	PRESIDENT

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, N.Y.)
TRANSFER AGENT AND REGISTRAR
BY

AUTHORIZED SIGNATURE

HKN, INC.

The corporation will furnish without charge to each stockholder who so requests any powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed, as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT	–	as tenants by the entireties	(Cust)	(Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,                 hereby sell, assign and transfer into

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated,

NOTICE:	X
(SIGNATURE)
THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

X
(SIGNATURE)

This certificate also evidences and entities the holder hereof to certain rights as set forth in a Rights Agreement between HKN, Inc. [formerly known as Harken Energy Corporation], (the “Company”) and American Stock Transfer and Trust Company [as successor to Mellon Investor Services LLC, which was formerly known as ChaseMellon Shareholder Services L.L.C.] as Rights Agent, dated as of April 6, 1998 as the same may be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefore. Under certain circumstances, as set forth in the Rights Agreement. Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK-BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SIGNATURE(S) GUARANTEED BY: